Exhibit 10.3

PROXY AGREEMENT

This Proxy Agreement (hereinafter, this “Agreement”), dated as of August 4, 2009 among the following Parties:

1.	Zhengmao Hu

Residential address: Room 701, No. 18 Building, Yi Mei Hua Yuan, Haidian District, Beijing.

Identity Card No.: 410221197004140213

2.	Min Hu

Residential address: Room 701, No. 18 Building, Yi Mei Hua Yuan, Haidian District, Beijing.

Identity Card No.: 41071119640703102X

(Zhengmao Hu and Min Hu are hereinafter referred to individually as a “Shareholder” and collectively as the “Shareholders”.)

3.	Tianjin Frank Education Consultancy Co., Ltd (hereinafter referred to as “WFOE”)

Registered Address: Room 3024, Building A, No.2 of Wuhuadao, Huayuan Industry District, Tianjin

4.	Beijing Frank Education Investment and Management Co., Ltd (hereinafter referred to as “Company”)

Register Address: Room 700, Floor 7, Building B, No.1 of Shangdi Xinxi Road, Haidian District, Beijing

(All the above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties” in this proxy agreement.)

Whereas:

1.	The Shareholders are currently shareholders of the Company, collectively holding 100% equity interest in the Company.

2.	The Shareholders intend to respectively entrust individuals designated by the WFOE with the exercises of their voting rights in the Company and the WFOE consents to designate such individuals for the entrustment hereunder.

The Parties hereby agree as follows upon mutual consultations:

Article 1 Voting Rights Entrustment

1.1	The Shareholders hereby irrevocably undertake that they shall respectively sign a Power of Attorney which content and structure is in accordance with Appendix I, entrusting the individuals designated by the WFOE (hereinafter, the “Agent”) to fully exercise the following rights entitled to them respectively as shareholders of the Company pursuant to the effective articles of association of the Company (collectively the “Entrusted Rights”):

(1)	Proposing and attending shareholders’ meetings of the Company under the Company’s articles of association as proxy of the Shareholders;

(2)	Exercising voting rights on behalf of the Shareholders on all issues (including but not limited to appointment and election of the directors, and other senior management) required to be discussed and resolved by the shareholders’ meeting;

(3)	Any voting rights of Shareholders stipulated by law, (including other voting rights of Shareholders as provided after amendment to such articles of association).

When and only when a written notice is issued by the WFOE to the Shareholders with respect to the removal of the Agent, the Shareholders shall immediately entrust any other Agent designated by the WFOE to exercise the Entrusted Rights in accordance with this Agreement, the new Power of Attorney shall substitute the previous one once it is executed. Except for the above circumstances, the Shareholders shall not revoke the trust and authorization to the Agent

1.2	The Agent shall perform the entrusted obligations lawfully with diligence and duty of care within the authorization scope hereunder. The Shareholders shall acknowledge and be liable to any legal consequences arising from the Agent’s exercise of the aforesaid Entrusted Rights.

1.3	The Shareholders hereby are aware that prior consultation with the Shareholders by the Agent when exercising the aforesaid Entrusted Rights is not necessary. However, the Agent shall inform the Shareholders in a timely manner of any resolution or proposal on convening an interim shareholders’ meeting after such resolution or proposal is made.

Article 2 Right to Information

2.1	For the purpose of exercising the Entrusted Rights hereunder, the Agent is entitled to have access to the information including the Company’s operation, business, clients, finance, staff, etc. The Company shall fully cooperate with in this regard.

Article 3 Exercise of Entrusted Rights

3.1	The Shareholders shall provide sufficient assistance to the Agent for its exercise of the Entrusted Rights, including prompt execution of the resolutions of the shareholders’ meeting of the Company or other related legal documents when necessary (e.g., when the submission of such documents is necessary for the approval of, or registration or filing with governmental departments).

3.2	If at any time within the term of this Agreement, the entrustment or exercise of the Entrusted Rights hereunder is unenforceable for any reason (except for default by any Shareholder or the Company), the Parties shall immediately seek a most similar substitute for the provision unenforceable and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, so as to ensure the fulfilment of the purpose hereof.

Article 4 Exemption and Indemnification

4.1	The Parties agree that the WFOE shall not be required to be liable for or make any economic or other indemnification to any other Parties hereto or any third parties as a result of the Agent’s exercise of the Entrusted Rights hereunder.

4.2	The Shareholders and the Company agree to hold the WFOE harmless and compensate the WFOE for all losses suffered or likely to be suffered by it in connection with its exercise of the Entrusted Rights, including but not limited to, any loss resulting from any litigation, demand, arbitration, claim initiated by any third party against it, and losses from administrative investigation or penalty by governmental authorities. However, losses suffered as a result of the intentional misconduct or gross negligence of the WFOE or the Agent shall not be indemnified.

Article 5 Representations and Warranties

5.1	Each of the Shareholders hereby severally and jointly represents and warrants as follows:

5.1.1	The Shareholders are individuals with full capacity and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions;

5.1.2	The Shareholders have full power and authority to execute and deliver this Agreement and all the other documents to be entered into by them which are related to the transaction contemplated hereunder, as well as to consummate such transaction. This Agreement shall be duly and lawfully executed and delivered by the Shareholders and shall be legally binding upon and enforceable against them in accordance with the terms herein.

5.1.3	The Shareholders are registered lawful shareholders of the Company as of the effective date hereof, and except the rights created by this Agreement, the Equity Pledge Agreement between the Shareholders and the WFOE and the Equity Transfer Exclusive Option Agreement among the Shareholders, the Company and WFOE, there is no third party rights on the Entrusted Rights. Pursuant to this Agreement, the Agent is able to completely and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of the Company.

5.2	The company and WFOE hereby respectively represents and warrants as follows:

5.2.1	each of them is a limited liability Company duly registered and validly existing under PRC laws, with an independent corporate legal person status, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

5.2.	each of them has the full internal power and authority to execute and deliver this Agreement and all the other documents to be entered into by it related to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction hereunder.

5.3	The Company further represents and warrants:

Shareholders are the only registered lawful shareholders of Company as of the effective date of this Agreement. Pursuant to this Agreement, the Agent is able to completely and sufficiently exercise the Entrusted Rights in accordance with the effective articles of association of Company.

Article 6 Term of Agreement

6.1	This Agreement becomes effective on the date of duly execution of all the Parties hereto, and shall be effective until for 10 years subject to Article 6.2 and 6.3 in this agreement, unless it is terminated in advance by written agreement of all the Parties or in accordance with the provisions in Article 9.1 hereof. This agreement will be automatically renewed for 1 year after the expire date and analogize hereafter, unless the WFOE inform all the other parties 30 days in advance to terminate the proxy.

6.2	This agreement will be terminated if the Company or WFOE does not apply for approval and registration to extend business term when its original business term is expired.

6.3	In the event that a Shareholder transfers all of the equity held by him or her in the Company with the prior consent of the WFOE, such Shareholder shall no longer be a Party hereto, however, the obligations and warranties of other Parties hereunder shall not be affected.

Article 7 Notice

7.1	Any notice, request, demand and other correspondences required by or made in accordance with this Agreement shall be in writing and delivered to the relevant Party.

7.2	The above notice or other correspondences shall be deemed as delivered (i) upon delivery when it is transmitted by facsimile or telex, or (ii) upon handed over to the receiver when it is delivered in person, or (iii) upon the fifth (5) day after posting when it is delivered by mail.

Article 8 Confidentiality

8.1	Regardless of the termination of this Agreement, the Parties shall be obliged to keep in confidence the following information: the business secret, proprietary information and customer information of the Lender known to or received by the Parties in connection with the execution and performance of this Agreement(hereinafter collectively as the “Confidential Information”). The Parties are only entitled to use such Confidential Information for the performance of its obligations hereunder. The Parties shall not disclose the above Confidential Information to any third parties without the written consent from the disclosing party or unless the disclosure is required by laws and regulations of the listing place of relevant company of one party. Except for the purpose of performance of this Agreement, the Party receiving Confidential Information shall not use any Confidential Information directly or indirectly.

8.2	The following information is not Confidential Information:

(a) Any information proved by written evidence that receiving party knew or aware of through legal method before;

(b) Any information entering in public domain not as a result of fault of receiving party;

(c) Any information acquired by receiving party through other legal methods after the receiving of Confidential Information.

8.3	Receiving party may disclose Confidential Information to related staffs, agents or professional personal, provided that receiving party shall ensure the above persons abide by the relevant terms and conditions under this Agreement, and shall assume any liability incurred from breach of relevant terms and conditions under this Agreement by the above persons.

8.4	Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

Article 9 Default Liability

9.1	The Parties agree and confirm that, if any of the Parties (hereinafter the “Defaulting Party”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (hereinafter a “Default”). In such event any of the other Parties without default (a “Non-defaulting Party”) shall be entitled to require the Defaulting Party to reveise such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of receiving the written notice of the Non-defaulting Party thereof:

9.1.1	The WFOE has the right to terminate this Agreement and require the Defaulting Party to indemnify all the damages, provided that the Default Party is either of Shareholder or Company;

9.1.2	Unless otherwise provided by law, the Non-defaulting Party has the right to require the Default Party to indemnify all the damages, provided that the Default Party is WFOE. And Non-defaulting Party shall not have any right at any time to terminate or dissolve this Agreement.

9.2	Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

Article 10 Miscellaneous

10.1	This Agreement is Chinese languages in four (4) counterparts with each Party holding one.

10.2	The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by PRC laws.

10.3	Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties, and if the Parties fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules thereof, and the arbitration award shall be final and binding on all the Parties.

10.4	Any rights, powers and remedies entitled to any Party by any provision herein shall not preclude any other rights, powers and remedies entitled to such Party in accordance with laws and other provisions under this Agreement, and a Party’s exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies.

10.5	No failure or delay by a Party to exercise any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the “Rights”) shall be construed as a waiver of such Rights, and the waiver of any single or partial exercise of the Rights shall not preclude its exercise of such Rights in any other way or its exercise of other Rights.

10.6	The headings of the articles herein are for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.

10.7	Each provision contained herein shall be respective and independent from other provisions. If at any time one or several articles herein shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions herein shall not be affected thereby.

10.8	This Agreement and its annexes are in lieu of any promised agreements, Memo and communications on the same subject signed among the Parties (including Attorney of Power signed by Shareholder respectively on January 4, 2008). Any amendments or supplements to this Agreement shall be in writing and shall become effective upon duly execution by the Parties hereto.

10.9	No Party shall assign any of its rights and/or obligations hereunder to any third parties without prior written consent from other Parties. The WFOE have the right to transfer the rights or/obligations to any third party by sending written notice to each shareholder and the Company to extent permitted by law.

10.10	This Agreement shall be binding on the legal assignees and successors of the Parties.

[Signing Page]

IN WITNESS HEREOF, the Parties have caused this Agreement to be executed as of the date and at the place first above mentioned.

Zhengmao Hu

Signature:	/s/

Min Hu

Signature:	/s/

Tianjin Frank Education Consultancy Co., Ltd (Company chop)

Signature by:	/s/
Name:	Zhou Yu
Position:	Authorized Representative

Beijing Frank Education Investment and Management Co., Ltd

(Company chop)

Signature by:	/s/
Name:	Min Hu
Position:	Authorized Representative

Appendix I:

Power of Attorney

This Power of Attorney is signed on August 4, 2009.

I, Zhengmao Hu, Min Hu, hereby irrevocably entrust Zhou Yu with full proxy. As the proxy of me, the Agent exercise the following rights entitled to Beijing Frank Education Investment and Management Co., Ltd (hereinafter, the “Company”) in my name as shareholders:

(1)	Proposing and attending shareholders’ meetings as the proxy of me;

(2)	Exercising voting rights on behalf of the Shareholders on all issues (including but not limited to appointment and election of the directors, general managers and other senior management) required to be discussed and resolved by the shareholders’ meeting as the proxy of me;

(3)	Other voting rights of Shareholders under the articles of association of the Company (including such other voting rights of Shareholders as provided after amendment to such articles of association) as the proxy of me.

I hereby irrevocably undertake this agreement to be continues until expired date of “Proxy Agreement” concluded by and among WFOE, the Company and each Shareholder in the Company on August 4, 2009 or as of the date of the agreement is terminated in advance, unless Tianjin Frank Education Consultancy Co., Ltd. (“the WFOE”) sends me the order to change the Agent.

Hereby Proxy.

Name: Min Hu/ Zhengmao Hu
	Signature:	/s/
Date: August 4, 2009